UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

NovaCopper Inc.
Exact name of registrant as specified in its charter)

British Columbia	001-35447	98-1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1950, 777 Dunsmuir Street
Vancouver, British Columbia
Canada, V7Y 1K4
(Address of principal executive offices, including zip code)

(604) 638-8088
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

     On July 7, 2014, NovaCopper Inc. (the “Company”) closed a non-brokered private placement (the “Offering”) pursuant to which it issued and sold to three existing shareholders (collectively, the “Investors”) an aggregate of 6,521,740 Units (each, a “Unit”) at a purchase price per Unit of US$1.15 (the “Unit Price”), for total gross proceeds of approximately US$7,500,000.00, with each Unit consisting of one common share in the capital of the Company (each, a “Share”) and one common share purchase warrant, each entitling the holder, at its option, to purchase one additional Share (each, a “Warrant”).

     The Warrants are exercisable for a period of five years from and after the closing at an exercise price of US$1.60 per share, subject to certain adjustments (the “Exercise Price”). The Warrants have customary anti-dilution protections including in the event of (i) certain distributions of cash and/or property made by the Company to its shareholders; (ii) any rights offering at an offering price below 95% of the then current market price; (iii) any capital reorganization; or (iv) any share reorganization. The Warrants also have weighted average anti-dilution protection in the event that any subsequent equity financing (including an offering of derivative securities convertible into or exercisable for equity), subject to certain exceptions, occurs following the closing at an offering price (including the price of conversion or exercise of any derivative securities) below the Exercise Price; provided, however, that in no circumstances shall the Exercise Price be adjusted below US$1.10, the greater of the 5-day volume weighted-average price and the closing price of the common shares on June 27, 2014.

     The Offering was effected pursuant to the terms and provisions of three separate unit purchase agreements (the “Unit Purchase Agreements”) entered into with the Investors on June 30, 2014. At the closing of the Offering on July 7, 2014, the Company received aggregate gross proceeds of approximately $7.5 million.

     The issuance and sale of the Units, Shares and Warrants (collectively, the “Securities”) has not been registered under the Securities Act, and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities have been issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act, based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act, that it is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to the Investors; and the Securities will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Securities.

     The terms and provisions of the Unit Purchase Agreements, Warrants, as well as copies of each such document, are attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

     On July 1, 2014, the Company issued a press release announcing the Offering and on July 7, 2014, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this report.

     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 1, 2014, NovaCopper Announces Private Placement Financing

99.2	Press Release dated July 7, 2014, NovaCopper Completes Private Placement Financing

99.3	Form of Unit Subscription Agreement

99.4	Form of Warrant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVACOPPER INC.

Dated:	July 7, 2014	By:	/s/ Elaine Sanders
Elaine M. Sanders, Chief Financial Officer